UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2005

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2005, Cyberonics, Inc. ("Cyberonics") issued a press release (the "September 22, 2005 Press Release") announcing that it had priced its private offering of seven year senior subordinated convertible notes (collectively, the "Notes"). The Notes were priced to yield 3.0 percent with an aggregate principal amount of $125 million. In connection with the pricing of the Notes, Cyberonics entered into a Purchase Agreement, dated September 21, 2005, with the initial purchaser identified therein. Cyberonics also granted the initial purchaser a 13-day option to purchase up to $18.75 million aggregate principal amount of additional Notes. On September 27, 2005, Cyberonics issues a press release (the "September 27, 2005 Press Release") announcing that it had closed the sale of Notes with a principal amount of $125 million. The option granted to the initial purchaser expires October 4, 2005.

Cyberonics used a portion of the net proceeds of the offering to purchase approximately 300,000 shares of its common stock in connection with the offering pursuant to the stock repurchase program recently approved by the Board of Directors. Cyberonics also used a portion of the net proceeds to fund separate convertible bond hedge and warrant transactions entered into with an affiliate of the initial purchaser. Net proceeds to Cyberonics after issuance of $125 million of the Notes, completion of the stock repurchase, bond hedge and warrant transactions and payment of all other related fees and expenses exceeded $97 million. Cyberonics expects to use the net proceeds from the offering for general corporate purposes, including but not limited to, launch of its treatment-resistant depression product in the United States and Europe, the worldwide repositioning and re-launch of its epilepsy product, expansion of its international sales and marketing organization and development of new indications and markets for its patent-protected therapy.

A copy of the Purchase Agreement entered into with the initial purchaser, and copies of the September 22, 2005 Press Release and the September 27, 2005 Press Release are furnished as Exhibits 10.1, 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

10.1 Purchase Agreement dated September 21, 2005 by and between Cyberonics, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1 September 22, 2005 Press Release

99.2 September 27, 2005 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

September 27, 2005	By:	David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement dated September 21, 2005 by and between Cyberonics, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
99.1	Press Release of Cyberonics, Inc. dated as of September 22, 2005
99.2	Press Release of Cyberonics, Inc. dated as of September 27, 2005